UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 22, 2014 (September 16, 2014)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 16, 2014, Magnum Hunter Resources Corporation (“Magnum Hunter”), MSIP II Buffalo Holdings LLC, an affiliate of Morgan Stanley Infrastructure Inc. (“MSI”), Magnum Hunter Services, LLC, a wholly-owned subsidiary of Magnum Hunter, and Eureka Hunter Holdings, LLC (“Eureka Hunter”), Magnum Hunter’s majority-owned subsidiary through which various midstream operations are indirectly conducted, entered into a Transaction Agreement (the “Transaction Agreement”), dated September 15, 2014, relating to MSI’s separate agreement to purchase all convertible preferred and common equity interests in Eureka Hunter owned by Ridgeline Midstream Holdings, LLC (“Ridgeline”), an affiliate of ArcLight Capital Partners, LLC.  The Transaction Agreement contains an appended form of Second Amended and Restated Limited Liability Company Agreement of Eureka Hunter (the “LLC Agreement”) to be entered into among Eureka Hunter, Magnum Hunter, MSI and the other current limited liability company members of Eureka Hunter (other than Ridgeline) immediately following the closing of MSI’s purchase of Ridgeline’s equity interests in Eureka Hunter, which is expected to occur in early October 2014 (the “MSI / Ridgeline Closing”).  The closing of the transactions contemplated by the Transaction Agreement expected to occur immediately following the MSI / Ridgeline Closing (principally, the execution and delivery of the LLC Agreement) is contingent on the occurrence of the MSI / Ridgeline Closing and is herein referred to as the “Initial Closing.”

The Transaction Agreement also provides that Magnum Hunter will sell to MSI in a second closing that is expected to occur in mid-January 2015 (the “Second Closing”) an additional common equity interest in Eureka Hunter, which, assuming completion of the full amount of additional capital contributions expected to be made by MSI described below, would constitute approximately 6.5% of the total common equity interests in Eureka Hunter.  The purchase price for such number of additional common equity interests will be approximately $65 million, which represents an implied equity value of Eureka Hunter of approximately $1.0 billion.  The Second Closing, together with capital contributions expected to be made by MSI to Eureka Hunter prior to the Second Closing, will result in Magnum Hunter and MSI owning approximately equal equity interests in Eureka Hunter (which collectively will constitute approximately 98% of the total Class A Common Units (as described below) of Eureka Hunter).  To the extent that such capital contributions are not made by MSI prior to the Second Closing, the amount of the additional common equity interests in Eureka Hunter to be purchased by MSI at the Second Closing will correspondingly increase, subject to the terms and conditions specified in the Transaction Agreement, with such increased amount of interest to be purchased at the same percentage interest purchase price as the 6.5% interest specified above, such that Magnum Hunter and MSI would own approximately equal equity interests in Eureka Hunter.

Ownership of Eureka Hunter and Classes of Units

The LLC Agreement provides for the membership interests in Eureka Hunter to be designated as Units consisting of Class A Common Units and Class B Common Units.  The Class A Common Units are further designated as two series: (i) the Series A-1 Units, which will be issued at the Initial Closing to Magnum Hunter and the other current holders of class A common units of Eureka Hunter (other than Ridgeline), which other holders (other than Ridgeline) currently collectively own approximately 2% of the equity interests in Eureka Hunter

(the “Minority Holders”), in exchange for their current common equity interests in Eureka Hunter; and (ii) the Series A-2 Units, which will be issued at the Initial Closing to MSI in exchange for the convertible preferred and common equity interests in Eureka Hunter that MSI is purchasing from Ridgeline at the MSI / Ridgeline Closing.

Future capital contributions made by Magnum Hunter to Eureka Hunter will be made in exchange for additional Series A-1 Units, and future capital contributions made by MSI to Eureka Hunter will be made in exchange for additional Series A-2 Units.  In addition, as described above, Magnum Hunter will sell to MSI at the Second Closing certain of Magnum Hunter’s Series A-1 Units, which will be immediately converted into Series A-2 Units on a one-for-one basis.

The Series A-2 Units have approval rights with respect to certain matters relating to Eureka Hunter and its subsidiaries, and have a liquidation preference in certain circumstances (including upon a Sale Transaction (as defined in the LLC Agreement)).  The Series A-1 Units have the right to disproportionately share in distributions upon a Sale Transaction or liquidation of Eureka Hunter upon the achievement of certain return thresholds in favor of the Series A-2 Units and the satisfaction of certain other conditions.

The Class B Common Units, which are generally non-voting profits interests and only issuable as equity compensation awards subject to certain vesting criteria, may be issued to certain officers and employees of Eureka Hunter and its affiliates.  Certain officers and employees of Eureka Hunter and its affiliates currently hold Class B Common Units.  The current Class B Common Unit holders, including Magnum Hunter’s Chairman and Chief Executive Officer, Gary C. Evans, who is also the Chief Executive Officer of Eureka Hunter, will retain their Class B Common Units under the LLC Agreement.  Generally, the holders of Class B Common Units will participate in distributions in connection with a Sale Transaction or liquidation of Eureka Hunter, subject to certain conditions associated with the grant of the units as equity compensation awards, to the same extent as holders of Series A-1 Units.

In connection with the issuance of Class B Common Units, persons who are issued Class B Common Units also receive at the same time incentive plan units under Eureka Hunter’s Management Incentive Compensation Plan.  These incentive plan units, which are also subject to certain vesting events, do not constitute equity interests in Eureka Hunter, but are valued at the lesser of the baseline value of the corresponding Class B Common Unit or the amount receivable in respect of a Series A-1 Unit at the time of a Liquidity Event of Eureka Hunter (as defined in the plan), and are payable upon such a Liquidity Event either in cash or in securities of Eureka Hunter or any successor entity to Eureka Hunter (including the master limited partnership resulting from any Qualified MLP IPO (as defined in the LLC Agreement)) .

Capital Contributions

Pursuant to the LLC Agreement, the Board of Managers of Eureka Hunter may request those members of Eureka Hunter that hold 10% or more of the Class A Common Units (each such member, a “Contributing Class A Member”) to make capital contributions to Eureka Hunter for capital expenditures and, with the Requisite Member Approval (as defined in the LLC Agreement), to make optional capital contributions.  Generally, capital contributions will be made by the Contributing Class A Members on a pro rata basis.  No capital contribution is mandatory except those for de minimis capital projects not exceeding $1 million per project in the aggregate for all Contributing Class A Members or $15 million in the aggregate for all such Contributing Class A Members per year (“De Minimis Projects”).  Contributing Class A Members participating in a capital call will be issued the applicable number of additional Series A-1 Units or Series A-2 Units, as applicable, based on which series of Class A Common Units such Contributing Class A Member holds.

In addition, if the members approve a capital contribution for capital expenditures (other than in respect of a De Minimis Project), and in connection therewith Magnum Hunter validly exercises its right to elect to not make its portion of such capital contribution, the funding schedule with respect to such approved capital contribution will provide for MSI to fund an amount in excess of its pro rata share of such capital contribution, which excess amount will equal the capital contribution not made by Magnum Hunter (a “Disproportionate Funding”). In such case, Magnum Hunter will have the right to make up its portion of such capital contribution during the 180-day period after the date of such Disproportionate Funding to the extent such make-up amounts do not exceed $40 million in the aggregate for such 180-day period.

As discussed above, MSI is expected to make a Disproportionate Funding prior to the Second Closing which will be taken into account in determining the final amount of equity interests in Eureka Hunter that MSI acquires from Magnum Hunter at the Second Closing, such that, after giving effect to the Second Closing, MSI would own an amount of Class A Common Units approximately equal to that of Magnum Hunter.

Board of Managers and Governance

The LLC Agreement provides for a Board of Managers of Eureka Hunter consisting of five to eight persons.  Each of (i) Magnum Hunter and the Minority Holders collectively as the holders of the Series A-1 Units and (ii) the holders of the Series A-2 Units, shall be entitled to designate the following numbers of Managers based on the relative percentage of the Class A Common Units owned by such holders:

Number of Managers	Minimum % of Class A Common Units
4	60%
3	45%
2	35%
1	20%

Notwithstanding the foregoing, under the LLC Agreement, (i) so long as Magnum Hunter and certain affiliates hold at least 20% of the Class A Common Units, the holders of the Series A-1 Units can designate at least three Managers; (ii) so long as MSI and certain affiliates hold at least 20% of the Class A Common Units, the holders of the Series A-2 Units can designate at least two Managers and, after the Second Closing (or if the Second Closing does not occur other than due to MSI’s breach of the Transaction Agreement), three Managers; and (iii) if on December 31, 2018 or at the end of any subsequent calendar quarter, certain performance standards relating to Eureka Hunter and its subsidiaries are not met, the holders of the Series A-2 Units can designate one additional Manager for the duration of the LLC Agreement.  Certain material actions by Eureka Hunter or its subsidiaries also require Requisite Member Approval by the holders of the Series A-1 Units and the holders of the Series A-2 Units, in each case so long as they hold at least 20% of the Class A Common Units.  Immediately following the Second Closing (or the failure of the Second Closing to occur as contemplated by the Transaction Agreement, other than due to MSI’s breach thereof), the Board of Managers of Eureka Hunter will be comprised of six Managers, three of whom are designated by the holders of the Series A-1 Units and three of whom are designated by the holders of the Series A-2 Units.

Transfer Restrictions; Public Offerings

Under the LLC Agreement, no member of Eureka Hunter may transfer its Class A Common Units or Class B Common Units, as applicable, except for transfers made (i) to certain permitted affiliates; (ii) by the holders of Class A Common Units in compliance with a right of first offer in favor of the holders of the Series A-2 Units and, in the absence of certain defaults by Magnum Hunter, the holders of the Series A-1 Units; (iii) after the fifth anniversary of the date of the LLC Agreement (and prior to a Sale Transaction or Qualified Public Offering (as such terms are defined in the LLC Agreement)), in connection with a “drag-along” transaction initiated by the holders of a majority of the Series A-2 Units; (iv) by a holder of Class A Common Units in compliance with its “tag-along” obligations (in the case of a holder of Series A-1 Units) or exercising its “tag-along” rights (in the case of a holder of Series A-2 Units); (v) for IPO Securities (as defined in the LLC Agreement) in connection with a Qualified Public Offering; or (vi) by holders of Class B Common Units of such units to Eureka Hunter (or the applicable transferee) pursuant to certain equity award agreements.

Under the LLC Agreement, a Qualified Public Offering of securities of Eureka Hunter may be initiated at any time with the approval of the holders of a majority of the Series A-2 Units provided such units constitute at least 20% of the Class A Common Units.  In connection with a Qualified Public Offering, the Class A Common Units and Class B Common Units may be converted into IPO Securities of an IPO Issuer (as such terms are defined in the LLC Agreement).  In addition, the Managers on Eureka Hunter’s Board of Managers that are designated by the holders of the Series A-1 Units may initiate a public offering in master limited partnership form, a so-called Qualified MLP IPO, over various time periods ending in 2015 and 2016 if certain return thresholds in favor of the holders of the Series A-2 Units are achieved in connection with such Qualified MLP IPO.  In the event of a public offering by Eureka Hunter (including a master limited partnership public offering), Magnum Hunter, MSI and certain Minority Holders will have certain customary registration rights.

Miscellaneous

The Transaction Agreement contains customary representations, warranties and closing conditions with respect to Magnum Hunter, Eureka Hunter and MSI.  The Transaction Agreement also provides that, effective as of the Initial Closing, Magnum Hunter will grant Eureka Hunter and its subsidiaries a right of first negotiation to provide midstream services with respect to hydrocarbons produced on certain acreage.  The separate purchase agreement between MSI and Ridgeline that provides for the MSI / Ridgeline Closing also contains customary closing conditions.

The foregoing descriptions of the Transaction Agreement and the form of the LLC Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text thereof, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

On September 16, 2014, Magnum Hunter issued a press release announcing that it had entered into the Transaction Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the related Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of Magnum Hunter under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as otherwise expressly stated in such filing.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although Magnum Hunter believes that the expectations reflected in the forward-looking statements are reasonable, Magnum Hunter can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in this Current Report and other filings made by Magnum Hunter with the Securities and Exchange Commission (the “SEC”). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed by Magnum Hunter with the SEC, including Magnum Hunter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year. All persons are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and Magnum Hunter does not undertake any duty to update any forward-looking statements except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1*

Transaction Agreement, dated September 15, 2014 (entered into on September 16, 2014), by and among Eureka Hunter Holdings, LLC, Magnum Hunter Resources Corporation, MSIP II Buffalo Holdings LLC and, for certain limited purposes, Magnum Hunter Services, LLC.

10.2*

Form of Second Amended and Restated Limited Liability Company Agreement, by and among Eureka Hunter Holdings, LLC, Magnum Hunter Resources Corporation, MSIP II Buffalo Holdings LLC, and certain other limited liability company members.

99.1	Press Release of Magnum Hunter Resources Corporation dated September 16, 2014.

*                       Pursuant to a request for confidential treatment filed with the SEC under Rule 24b-2 promulgated under the Exchange Act, portions of this exhibit have been redacted.  Omitted material for which confidential treatment has been requested has been filed separately with the SEC.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: September 22, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1*

Transaction Agreement, dated September 15, 2014 (entered into on September 16, 2014), by and among Eureka Hunter Holdings, LLC, Magnum Hunter Resources Corporation, MSIP II Buffalo Holdings LLC and, for certain limited purposes, Magnum Hunter Services, LLC.

10.2*

Form of Second Amended and Restated Limited Liability Company Agreement, by and among Eureka Hunter Holdings, LLC, Magnum Hunter Resources Corporation, MSIP II Buffalo Holdings LLC, and certain other limited liability company members.

99.1	Press Release of Magnum Hunter Resources Corporation dated September 16, 2014.

*                       Pursuant to a request for confidential treatment filed with the SEC under Rule 24b-2 promulgated under the Exchange Act, portions of this exhibit have been redacted.  Omitted material for which confidential treatment has been requested has been filed separately with the SEC.